Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is dated as of February 10, 2016 by and among Yuma Energy, Inc., a California corporation (“Yuma”), Yuma Delaware Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Yuma (“Yuma Delaware”) and each of the persons listed on Schedule A hereto (each a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, each of the Stockholders is, as of the date hereof, the record and beneficial owner of that number of shares of (i) Common Stock, $0.01 par value per share (the “Davis Common Stock”), of Davis Petroleum Acquisition Corp., a Delaware corporation. (“Davis”), and (ii) Series A Preferred Stock, $0.01 par value per share (“Davis Preferred Stock”), of Davis, in each case, as set forth opposite such Stockholder’s name on Schedule A hereto;

WHEREAS, Yuma, Yuma Delaware, Yuma Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Yuma Delaware (“Merger Subsidiary”), and Davis concurrently with the execution and delivery of this Agreement are entering into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as the same may be amended or supplemented, but subject in all respects to Section 7, the “Merger Agreement”), providing for, among other things, the merger (the “Reincorporation Merger”) of Yuma with and into Yuma Delaware, the merger (the “Merger”) of Merger Subsidiary with and into Davis, and Davis as the surviving entity to the Merger upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Yuma and Yuma Delaware to enter into the Merger Agreement, and in order to induce Yuma and Yuma Delaware to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the execution and delivery by Yuma and Yuma Delaware of the Merger Agreement and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to Yuma and Yuma Delaware, severally and not jointly, as follows:

(a) Such Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and unless otherwise indicated, the record owner of the shares of Davis Common Stock and Davis Preferred Stock (as may be adjusted from time to time pursuant to Section 5 hereof, the “Shares”) set forth opposite such Stockholder’s name on Schedule A to this Agreement and such Shares represent all of the shares of Davis Common Stock and Davis Preferred Stock beneficially owned by such Stockholder as of the date hereof.  For purposes of this Agreement, the term “Shares” shall include any shares of Davis Common Stock and Davis Preferred Stock issuable to such Stockholder upon exercise or conversion of any existing right, contract, option, or warrant to purchase, or securities convertible into or exchangeable for, Davis Common Stock or Davis Preferred Stock, as the case may be (“Stockholder Rights”) that are currently exercisable or convertible or become exercisable or convertible and any other shares of Davis Common Stock or Davis Preferred Stock such Stockholder may acquire or beneficially own during the term of this Agreement.

(b) Such Stockholder has all requisite organizational power and authority and, if an individual, the legal capacity, to execute and deliver this Agreement and to perform its obligations contemplated hereby. This Agreement has been validly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of Yuma and Yuma Delaware and the other parties hereto, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(c) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) if such Stockholder is a corporation or limited liability company, conflict with the certificate or articles of incorporation, certificate of formation or limited liability company agreement or bylaws, or similar organizational documents of such Stockholder as presently in effect (in the case of a Stockholder that is a legal entity), (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or by which it is bound or affected, (iii)(A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of the Stockholder under, any agreement, contract, indenture, note or instrument to which such Stockholder is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by such Stockholder of any of such Stockholder’s obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), the New York Stock Exchange Market (the “NYSE”) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), require any filing by such Stockholder with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by the Stockholder of any of such Stockholder’s obligations under this Agreement.

(d) The Shares and the certificates representing the Shares owned by such Stockholder are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all pledges, liens, charges, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under applicable federal and state securities laws or under the agreements set forth on Schedule B hereto.  Such Stockholder owns of record or beneficially no shares of Davis Common Stock or Davis Preferred Stock other than such Stockholder’s Shares as set forth on Exhibit B.

(e) As of the date hereof, neither such Stockholder, nor any of its respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

(f) Such Stockholder understands and acknowledges that Yuma and Yuma Delaware are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

Section 2. Representations and Warranties of Yuma. Yuma and Yuma Delaware hereby jointly and severally represent and warrant to the Stockholders as follows:

(a) Each of Yuma and Yuma Delaware is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Yuma and Yuma Delaware has all requisite organizational power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by each of Yuma and Yuma Delaware and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Stockholders hereto, constitutes the legal, valid and binding obligation of Yuma and Yuma Delaware, enforceable against Yuma and Yuma Delaware in accordance with the terms of this Agreement (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

(b) The execution and delivery of this Agreement by Yuma and Yuma Delaware does not, and the performance of this Agreement by Yuma and Yuma Delaware will not, (i) conflict with the certificates of incorporation or bylaws or similar organizational documents of each of Yuma and Yuma Delaware as presently in effect, (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Yuma or Yuma Delaware or by which each is bound or affected, (iii) (A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of Yuma or Yuma Delaware under, any agreement, contract, indenture, note or instrument to which either Yuma or Yuma Delaware is a party or by which either Yuma or Yuma Delaware is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by Yuma or Yuma Delaware of their respective obligations under this Agreement, or (iv) except for applicable requirements, if any, of the Exchange Act, the Securities Act, the NYSE or the HSR Act, require any filing by Yuma or Yuma Delaware with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by Yuma or Yuma Delaware of their respective obligations under this Agreement.

(c) As of the date hereof, none of Yuma, Yuma Delaware or any of their properties or assets are subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

Section 3. Covenants of the Stockholders. Each of the Stockholders, severally and not jointly, agrees as follows:

(a) Prior to Closing, such Stockholder shall not, except as contemplated by the terms of this Agreement, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit-sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares (including any options or warrants to purchase Davis Common Stock or Davis Preferred Stock) to any person (any such action, a “Transfer”). For purposes of clarification, the term “Transfer” shall include, without limitation, any short sale (including any “short sale against the box”), pledge, transfer, and the establishment of any open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act. Notwithstanding the foregoing, (i) Transfers of Shares as bona fide gifts, (ii) distributions of Shares to partners, members, shareholders, subsidiaries, affiliates, affiliated partnerships or other affiliated entities of the undersigned, (iii) Transfers of Shares by will or intestacy, (iv) Transfers of Shares to (A) members of the undersigned’s immediate family or (B) a trust, the beneficiaries of which are the undersigned and/or members of the undersigned’s immediate family, and (v) Transfers as a result of the undersigned surrendering Shares to Davis in satisfaction of withholding tax payment obligations pursuant to the terms of any applicable equity incentive award or plan, shall not be prohibited by this Agreement; provided that in the case of any such transfer or distribution pursuant to clause (i), (ii), (iii) or (iv), each donee or distributee shall execute and deliver to Yuma and Yuma Delaware a valid and binding counterpart to this Agreement.

(b) Prior to Closing, such Stockholder shall not, except as contemplated by the terms of this Agreement (i) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (ii) take any other action that would in any way restrict, limit or interfere with the performance of his, her or its obligations hereunder or the transactions contemplated hereby or make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect.

(c) At any meeting of the stockholders of Davis called to vote upon the Merger or in connection with any stockholder consent in respect of a vote on the Merger, the Merger Agreement or any other transaction contemplated by the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to such matters is sought, each Stockholder shall vote (or cause to be voted), or shall consent, execute a consent or cause to be executed a consent in respect of, all Shares owned by such Stockholder in favor of the Merger, the adoption by Davis of the Merger Agreement and the approval of any other transactions contemplated by the Merger Agreement, but subject in all respects to Section 7. For the avoidance of doubt, nothing in this Agreement shall be deemed to require any Stockholder to exercise or convert any of such Stockholder’s Stockholder Rights into or for any Davis Common Stock or Davis Preferred Stock.

(d) Such Stockholder agrees to permit Davis, Merger Subsidiary and Yuma Delaware to publish and disclose in the Proxy Statement and related filings under the securities laws such Stockholder’s identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement and any other information required by applicable law.

Section 4. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Each Stockholder hereby irrevocably grants to, and appoints, Sam L. Banks, and any other individual who shall hereafter be designated by Yuma Delaware, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Shares, or grant a consent or approval in respect of such Shares, at any meeting of stockholders of Davis or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, in favor of the Merger, the adoption by Davis of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement, in accordance with the terms hereof, but subject in all respects to Section 7.

(b) Each Stockholder represents that any existing proxies given in respect of such Stockholder’s Shares are not irrevocable, and that any such proxies are hereby revoked.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 7 herein. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with applicable law. Such irrevocable proxy shall be valid until the termination of this Agreement pursuant to Section 7 herein, at which time such irrevocable proxy shall terminate.

Section 5. Adjustments Upon Share Issuances, Changes in Capitalization. In the event of any change in Davis Common Stock or in the number of outstanding shares of Davis Common Stock by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar event or transaction or any other change in the corporate or capital structure of Davis (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), and consequently the number of Shares changes or is otherwise adjusted, this Agreement and the obligations hereunder shall attach to any additional shares of Davis Common Stock, Davis Preferred Stock, stockholder rights or other securities or rights of Davis issued to or acquired by each of the Stockholders.

Section 6. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Yuma and Yuma Delaware may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Stockholder’s Shares as contemplated by Section 3 herein.

Section 7. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier of (a) the Merger Effective Time, (b) the date upon which the Merger Agreement is terminated pursuant to Section 9.01 thereof, and (c) with respect to any Stockholder, upon its delivery of written notice of termination to Yuma following any amendment to the Merger Agreement or any alteration to the forms of agreements or documents attached as exhibits to the Merger Agreement, in each case, which decreases the Merger Consideration or otherwise alters or amends the Merger Agreement or any agreement or document attached as an exhibit to the Merger Agreement in a manner adverse to the Stockholder in any material respect unless such alteration or amendment has been consented to by the Stockholder in writing prior to such alteration or amendment; provided, however, that any alteration or amendment to the Certificate of Designation shall be deemed to be materially adverse to the Stockholders who will receive Yuma Delaware Series D Preferred Stock pursuant to the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, Sections 7, 8 and 9 hereof shall survive any termination of this Agreement.

Section 8. Action in Stockholder Capacity Only. No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of Davis makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Shares and nothing herein shall limit or affect any actions or omissions taken by or fiduciary duties of, a Stockholder or any of its affiliates, in his or her capacity as an officer or director of Davis to the extent permitted by the Merger Agreement and applicable law.

Section 9. Miscellaneous.

(a) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each Stockholder agrees that this Agreement and the obligations of such Stockholder hereunder shall attach to such Stockholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder’s heirs, guardians, administrators or successors.

(b) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

(c) Amendments. This Agreement may not be amended except vis-à-vis the Company and a Stockholder by an instrument in writing signed by the Company and the applicable Stockholder and in compliance with applicable law.

(d) Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered by Federal Express or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)         if to a Stockholder, to the address set forth under the name of such Stockholder on Schedule A hereto with a copy to (which shall not constitute notice):

Porter Hedges LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
Attention:                   Robert J. Viguet, Jr.
Facsimile:                   (713) 226-6200

and

(ii)         if to the Company:

Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Attention:                   Sam L. Banks
Facsimile:                   (713) 968-7016

with a copy to (which shall not constitute notice):

Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, CO 80202
Attention:                   Reid A. Godbolt
Facsimile:                   (303) 573-8133

(e) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision and (ii) reference to any Section means such Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.  Delivery of an executed counterpart signature page of this Agreement by facsimile or by e-mail of a PDF document is as effective as executing and delivering this Agreement in the presence of the other parties.

(g) Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

(h) Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles. Each of the parties hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or any of the agreements delivered in connection herewith or the transactions contemplated hereby or thereby shall be brought in the state courts of the State of Delaware (or, if such courts do not have jurisdiction or do not accept jurisdiction, in the United States District Court located in the State of Delaware), (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection that such party may have to the laying of venue of any such suit, action or proceeding in any such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9(d). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(h).

(i) Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms of this Agreement and that the Company shall be entitled to specific performance of the terms of this Agreement without the posting of any bond or security in addition to any other remedy at law or equity.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(k) Several Liability.  Each party to this Agreement enters into this Agreement solely on its own behalf, each such party shall solely be severally liable for any breaches of this Agreement by such party and in no event shall any party be liable for breaches of this Agreement by any other party hereto.

(l) Non-Recourse.  No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any Stockholder hereto or of any of their respective affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this Section 9(l) shall limit any liability of any Stockholder hereto for its breaches of the terms and conditions of this Agreement.

(m) Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Yuma or Yuma Delaware any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder’s Shares. All rights, ownership and economic benefits of and relating to each Stockholder’s Shares shall remain vested in and belong to such Stockholder, and Yuma and Yuma Delaware shall have no authority to direct any Stockholder in the voting or disposition of any of such Stockholder’s Shares, except as otherwise provided in this Agreement.

(n) Waiver.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Yuma and Yuma Delaware have caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

YUMA ENERGY, INC., a California corporation

By:	/s/ Sam L. Banks
Name:	Sam L. Banks
Title:	Chairman and Chief Executive Officer

YUMA DELAWARE MERGER SUBSIDIARY, INC. a Delaware corporation

By:	/s/ Sam L. Banks
Name:	Sam L. Banks
Title:	Chairman and Chief Executive Officer

VOTING AGREEMENT
STOCKHOLDER SIGNATURE PAGE

STOCKHOLDER:

RMCP PIV DPC, LP

By: RMCP DPC LLC, its general partner

By:Red Mountain Capital Partners, its managing member

By:	/s/ Willem Mesdag
Name:	Willem Mesdag
Title:	Managing Partner

STOCKHOLDER:

RMCP PIV DPC II, LP

By: RMP DPC II LLC, its general partner

By:Red Mountain Capital Partners, its managing member

By:	/s/ Willem Mesdag
Name:	Willem Mesdag
Title:	Managing Partner

VOTING AGREEMENT
STOCKHOLDER SIGNATURE PAGE

STOCKHOLDER:

DAVIS PETROLEUM INVESTMENTS, LLC

By:Evercore Capital Partners II, LP, its managing member

By:Evercore Partners II L.L.C., its general partner

By:	/s/ Neeraj Mital
Name:	Neeraj Mital
Title:	Authorized Person

VOTING AGREEMENT
STOCKHOLDER SIGNATURE PAGE

STOCKHOLDER:

SANKATY DAVIS, LLC

By:	/s/ Stuart E. Davies
Name:	Stuart E. Davies
Title:	Managing Director

VOTING AGREEMENT
STOCKHOLDER SIGNATURE PAGE

STOCKHOLDER:

By:	/s/ Michael Reddin
Name:	Michael Reddin

VOTING AGREEMENT
STOCKHOLDER SIGNATURE PAGE

STOCKHOLDER:

By:	/s/ Thomas E. Hardisty
Name:	Thomas E. Hardisty

VOTING AGREEMENT
STOCKHOLDER SIGNATURE PAGE

STOCKHOLDER:

By:	/s/ Gregory Schneider
Name:	Gregory Schneider

VOTING AGREEMENT
STOCKHOLDER SIGNATURE PAGE

STOCKHOLDER:

By:	/s/ Susan Davis
Name:	Susan Davis

VOTING AGREEMENT
STOCKHOLDER SIGNATURE PAGE

STOCKHOLDER:

By:	/s/ Steven Enger
Name:	Steven Enger

SCHEDULE A

OWNERSHIP OF SHARES

Name and Address of Stockholder	Number of Davis Restricted Shares Beneficially Owned	Number of Shares of Davis Common Stock Beneficially Owned	Number of Shares of Davis Series A Preferred Stock Beneficially Owned

RMCP PIV DPC, LP		50,841,316.275
c/o Red Mountain Capital Partners LLC
10100 Santa Monica Blvd., Suite 3300
Los Angeles, California 90067
Attention: Willem Mesdag

RMCP PIV DPC II, LP			33,160,486
c/o Red Mountain Capital Partners LLC
10100 Santa Monica Blvd., Suite 3300
Los Angeles, California 90067
Attention: Willem Mesdag

Davis Petroleum Investments, LLC		40,822,093.008
c/o Evercore Partners
55 East 52nd Street
New York, New York 10055
Attention: Neeraj Mital

Sankaty Davis, LLC		32,362,613.275
c/o Sankaty Advisors LLC
200 Clarendon St.
Boston, Massachusetts 02116
Attention: Stuart Davies

Michael Reddin	4,461,860	4,927,250.000(1)
1330 Post Oak Blvd.
Suite 600
Houston, Texas 77056

Thomas E. Hardisty	1,448,744	300,000.000(2)	60,793
1330 Post Oak Blvd.
Suite 600
Houston, Texas 77056

Gregory Schneider	434,166	440,702.000(3)
1330 Post Oak Blvd.
Suite 600
Houston, Texas 77056

Susan Davis	200,000
1330 Post Oak Blvd.
Suite 600
Houston, Texas 77056

Steven Enger	200,000
1330 Post Oak Blvd.
Suite 600
Houston, Texas 77056

(1)	Includes options to purchase 4,750,000 shares of Davis Common Stock, which options have not been exercised as of the date hereof.

(2)	Includes options to purchase 300,000 shares of Davis Common Stock, which options have not been exercised as of the date hereof.

(3)	Includes options to purchase 440,702 shares of Davis Common Stock, which options have not been exercised as of the date hereof.

SCHEDULE B

LIST OF AGREEMENTS

Amended and Restated Stockholders Agreement dated as of March 8, 2013, among Davis and the other parties thereto, including the Stockholders.